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                                                                   EXHIBIT 10(g)

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 24th day of September, 1997, by and among Cornerstone Bank (hereinafter referred to as the "Bank"), West Central Mortgage Services, Inc. ("West Central") and Gary L. Hicks (the "Employee").

         WHEREAS, the board of directors of the Bank (the "Board of Directors") recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of Western Ohio Financial Corporation (the "Holding Company") and/or the Bank may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Bank, the Holding Company and their respective stockholders; and

         WHEREAS, the Board of Directors believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company or the Bank, although no such change is now contemplated; and

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 2 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1.  Definitions.

                  (a) The term "Change in Control" means an acquisition of control, as defined in 12 C.F.R. ss. 574.4, or any successor regulation, of the Bank which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. ss. 574.3, or any successor regulation.

                  (b) The term "Commencement Date" means September 24, 1997.

                  (c) The term "Date of Termination" means the earlier of (1) the date upon which the Bank gives notice to the Employee of the termination of the Employee's employment with the Bank or (2) the date upon which the Employee ceases to serve as an employee of the Bank.

                  (d) The term "Involuntary Termination" means termination of the employment of Employee without the Employee's express written consent. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

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                  (e) The terms "Termination for Cause" and "Terminated for
Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

         2. Term. The term of this Agreement shall be a period of two years commencing on the Commencement Date, subject to earlier termination as provided herein.

         3. Employment. The Employee is employed as Executive Vice President for Lending of the Bank. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank as the Board of Directors may prescribe from time to time. The parties acknowledge that the Employee also employed as Executive Vice President of the Bank's affiliate, West Central, and that the Employee hereunder shall receive his compensation from the Bank. The Bank and West Central shall agree on a method by which West Central shall reimburse the Bank for an appropriate portion of the cost of the Employee's compensation.

         4.  Compensation.

                  (a) Salary. The Bank agrees to pay the Employee while employed under this Agreement, a salary of $75,000 per year. The amount of the Employee's salary shall be reviewed annually by the Board of Directors. Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Bank under this Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

                  (b) Bonuses. (1) First and Second Tier Bonuses. The Employee shall be entitled to bonuses as established by the Board of Directors and as set forth in Exhibit A hereto.

                                    (2) Deferral of Bonus Payments. The Bank and
the Employee shall agree on the terms of a deferred compensation arrangement under which the Employee shall have the right to elect that the payment of all or a portion of the amounts payable to him (if any) pursuant to Section 4(b)(1) above shall be deferred and shall be invested for his benefit in accordance with such arrangement.

                  (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.


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         5. Benefits.

                  (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or employee benefits or combinations thereof, in which the Bank's employees generally participate.

                  (b) Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any fringe benefit plans which are or may become applicable to the Bank's executive officers.

         6. Vacations; Leave. The Employee shall be entitled to annual paid vacation in accordance with the policies established by the Bank's Board of Directors for executive officers and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

         7. Termination of Employment.

                  (a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within 12 months after a Change in Control, (1) the Bank shall pay to the Employee during the remaining term of this Agreement the Employee's salary at the rate in effect immediately prior to the Date of Termination, in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank, and (2) the Bank shall provide to the Employee during the remaining term of this Agreement health benefits as maintained by the Bank for the benefit of its senior executive employees or its employees generally from time to time during the remaining term of the Agreement.

                  (b) Termination for Cause. In the event of Termination for Cause, the Bank shall pay the Employee the Employee's salary through the date on which the Employee ceases to serve as an employee of the Bank, and the Bank shall have no further obligation to the Employee under this Agreement.

                  (c) Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days' written notice to the Bank or such shorter period as may be agreed upon between the Employee and the Board of Directors. In the event of such voluntary termination, the Bank shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the date on which the Employee ceases to serve as ane employee of the Bank, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

                  (d) Change in Control. In the event of Involuntary Termination in connection with or within 12 months after a Change in Control which occurs at any time while the Employee is employed under this Agreement, the Bank shall, subject to Section 8 of this Agreement, pay to the

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Employee in a lump sum in cash within 25 business days after the date on which the Employee ceases to serve as an employee of the Bank an amount equal to the greater of one year's salary under Section 4(a) of this Agreement or the aggregate amount of his salary (at the rate then in effect) that would be for the remaining term of this Agreement if he had continued to be employed during such remaining term.

                  (e) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the Employee is otherwise unable to serve as Executive Vice President for Lending, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided by the Bank for executive officers.

                  (f) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (g) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (h) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                  (i) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         8. Certain Reduction of Payments by the Bank.


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                  (a) Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Bank or the Holding Company for federal income tax purposes pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended, then amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Bank or the Holding Company pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

                  (b) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

         9. Non-competition and Non-Disclosure

                  (a) Non-solicitation of Employees and Customers. While employed by the Bank and for a period of two years (the "Covenant Period") after the Employee ceases to be employed by the Bank for any reason the Employee shall not, for himself, or as the agent of, on behalf of, or in conjunction with, any person or entity (other than the Bank), solicit or attempt to solicit, whether directly or indirectly: (i) any employee of the Bank to terminate such employee's employment relationship with the Bank; or (ii) any savings and loan, banking, mortgage lending or similar business from any person or entity that is or was a client, employee, or customer of the Bank and had dealt with the Employee or any other employee of the Bank under the supervision of the Employee.

                  (b) No Relationship with Certain Competitors. The Employee shall not, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed (as a director, employee or independent contractor or employee of any independent contractor) by or connected in any manner with, any business entity engaged in lending or in activities engaged in by West Central while the Employee is employed by the Bank, or with any such entity conducting business in the State of Ohio as of the date on which the Employee ceases to be an employee of the Bank:

                           (i) during the Covenant Period in the event that the Employee resigns voluntarily from employment by the Bank or his employment by the Bank is terminated for cause, or

                           (ii) during the period in which the Bank provides compensation to the Employee pursuant to
                                    Section 7(a) in the event of Involuntary
                                    Termination of his employment other than in connection with or within 12 months after a Change In Control.

                  (c) Investment Not Prohibited. The provisions of Section 9(a) and Section 9(b) shall not prevent the Employee from purchasing, solely for investment, not more than five percent (5%) of any entity's stock or other securities which are traded on any national or regional securities

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exchange or are actively traded in the over-the-counter market and registered under Section 12(g) of the Securities Exchange Act of 1934.

                  (d) Confidential Information. The Employee acknowledges that in the course of his employment by the Bank, he will have access to and become informed of confidential and secret information which is a competitive asset of the Bank ("Confidential Information"), including, without limitation, (i) the terms of agreements between the Bank and its employees, customers or suppliers,
(ii) pricing strategy, (iii) merchandising and marketing methods, (iv) product development ideas and strategies, (v) personnel training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses, (viii) proprietary computer and systems software, and (ix) non-public information concerning the Bank, its employees, suppliers or customers. The Employee agrees that he shall keep all Confidential Information in strict confidence and will not intentionally make known, divulge, reveal, furnish, make available, or use any Confidential Information that could materially affect the Bank's operations, profitability or reputation, except in the course of his regular authorized duties on behalf of the Bank. The Employee may disclose information as required by law after giving the Bank notice and an opportunity to contest such requirement.

                  Except in the ordinary course of the Bank's business, the Employee shall not at any time make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Employee by the Bank or otherwise acquired or developed by the Bank shall at all times be the property of the Bank. Upon termination of the Employee's employment by the Bank, the Employee shall return to the Bank any such documents or other property of the Bank which are in the possession, custody or control of the Employee.

                  (e) Bank Subsidiaries and Affiliates. For purposes of this
Section 9, the term "Bank" shall include all subsidiaries and affiliates of the Bank and the phrase "savings and loan, banking, mortgage lending or similar business" as used in Section 9(a) above shall include without limitation the business activities engaged in by West Central.

                  (f) General Legal Obligations; Survival of Section 9. The Employee's obligations under this Section 9 are in addition to, and not in limitation of or preemption of, all other obligations of loyalty and confidentiality which the Employee may have to the Bank under general legal or equitable principles. The provisions of this Section 9 shall survive the cessation of the employment of the Employee and the expiration of the term of this Agreement.

         10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

         11. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.


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         12. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       CORNERSTONE BANK

                                       By: /s/ John W. Raisbeck
                                            ---------------------------------
                                                Name: John W. Raisbeck
                                                Its: President and CEO



                                       WEST CENTRAL MORTGAGE SERVICES, INC.


                                       By: /s/ John W. Raisbeck
                                            ---------------------------------
                                                Name: John W. Raisbeck
                                                Its: President and CEO




                                       Employee

                                       /s/ Gary L. Hicks
                                       --------------------------------------
                                       Gary L. Hicks


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